Exhibit 99.1

NEWS RELEASE
THE GEO GROUP REPORTS THIRD QUARTER 2010 RESULTS
AND RAISES FOURTH QUARTER 2010 GUIDANCE
•	3Q10 GAAP Earnings from Continuing Operations of $5.0 Million-$0.09 EPS

•	3Q10 Pro Forma Earnings from Continuing Operations increased to $22.5 Million-$0.39 EPS

•	Increased 4Q10 Pro Forma EPS Guidance to $0.38 to $0.40

•	Increased Full-Year 2010 Pro Forma EPS Guidance to $1.48 to $1.50
Boca Raton, Fla. — November 4, 2010 — The GEO Group (NYSE: GEO) (“GEO”) today reported third quarter 2010 financial results. GEO reported GAAP income from continuing operations for the third quarter 2010 of $5.0 million, or $0.09 per diluted share, compared to GAAP income from continuing operations of $19.3 million, or $0.37 per diluted share for the third quarter of 2009. GEO’s third quarter 2010 GAAP income from continuing operations includes $10.2 million, after-tax, in one-time transaction expenses related to GEO’s merger with Cornell Companies on August 12, 2010, which are reported in GEO’s general and administrative expenses; a $4.8 million after-tax loss related to the early extinguishment of debt; and $2.3 million in after-tax start-up/transition expenses.
Excluding these items, GEO reported Pro Forma income from continuing operations of $22.5 million, or $0.39 per diluted share, compared to Pro Forma income from continuing operations of $19.9 million, or $0.38 per diluted share for the third quarter of 2009.
For the first nine months of 2010, GEO reported GAAP income from continuing operations of $39.7 million, or $0.75 per diluted share, compared to $50.9 million, or $0.98 per diluted share for the first nine months of 2009. Pro forma income from continuing operations for the first nine months of 2010 increased to $58.5 million, or $1.10 per diluted share, from pro forma income from continuing operations of $52.8 million, or $1.02 per diluted share for the first nine months of 2009.
George C. Zoley, Chairman and Chief Executive Officer of GEO, said: “We are pleased with our strong third quarter earnings results and our improved outlook for the fourth quarter and full-year 2010. Our financial performance continues to be driven by sound operational results from our diversified business units of U.S. Corrections, GEO Care and International Services. The integration of our merger with Cornell Companies has positioned us to meet the increasing demand for correctional, detention and residential treatment services. We continue to be optimistic about the long term growth prospects in our industry.”
Pro forma income from continuing operations excludes start-up/transition expenses, and other items as set forth in the table below, which presents a reconciliation of pro forma income from continuing operations to GAAP income from continuing operations for the third quarter and the first nine months of 2010 and 2009. Please see the section of this press release below entitled “Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines pro forma income from continuing operations.
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Contact: Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE
Table 1. Reconciliation of Pro Forma Income from Continuing Operations to GAAP Income from Continuing Operations

	13 Weeks Ended	13 Weeks Ended	39 Weeks Ended	39 Weeks Ended
(In thousands except per share data)	3-Oct-10	27-Sep-09	3-Oct-10	27-Sep-09
Income from continuing operations	$5,010	$19,302	$39,743	$50,949
Net (income) loss attributable to non-controlling interests	271	(44)	227	(129)
Start-up/transition expenses, net of tax	2,287	634	2,287	1,708
International bid and proposal expenses, net of tax	—	—	—	306
Cornell Merger-related expenses, net of tax	10,206	—	11,519	—
Loss on Extinguishment of Debt, net of tax	4,758	—	4,758	—

Pro forma income from continuing operations	$22,532	$19,892	$58,534	$52,834

Diluted earnings per share
Income from Continuing Operations	0.09	$0.37	$0.75	$0.98
Net (income) loss attributable to non-controlling interests	—	—	—	—
Start-up/transition expenses, net of tax	0.04	0.01	0.04	0.03
International bid and proposal expenses, net of tax	—	—	—	0.01
Cornell Merger-related expenses, net of tax	0.18	—	0.22	—
Loss on Extinguishment of Debt, net of tax	0.08	—	0.09	—

Diluted pro forma earnings per share	$0.39	$0.38	$1.10	$1.02

Weighted average common shares outstanding-diluted	58,198	51,950	53,044	51,847
Business Segment Results
The following table presents a summary of GEO’s segment results for the third quarter and the first nine months of 2010 and 2009.
Table 2. Business Segment Results

	13 Weeks Ended	13 Weeks Ended	39 Weeks Ended	39 Weeks Ended
	3-Oct-10	27-Sep-09	3-Oct-10	27-Sep-09
Revenues
U.S. Corrections	$217,808	$189,692	$599,598	$568,202
GEO Care	60,934	30,636	135,409	92,623
International Services	47,553	36,668	138,142	92,217
Construction	1,638	37,869	22,421	77,263

	$327,933	$294,865	$895,570	$830,305

Operating Expenses
U.S. Corrections	$154,686	$135,700	$429,922	$413,781
GEO Care	50,757	26,332	114,645	79,184
International Services	44,523	34,416	129,008	85,360
Construction	1,134	37,899	20,773	77,088

	$251,100	$234,347	$694,348	$655,413

Depreciation & Amortization Expense
U.S. Corrections	$11,048	$8,881	$27,131	$26,891
GEO Care	1,905	359	3,679	1,132
International Services	431	376	1,286	1,039
Construction	—	—	—	—

	$13,384	$9,616	$32,096	$29,062

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Contact: Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE
Table 2. Business Segment Results (Continued)

	13 Weeks Ended	13 Weeks Ended	39 Weeks Ended	39 Weeks Ended
	3-Oct-10	27-Sep-09	3-Oct-10	27-Sep-09
Compensated Mandays
U.S. Corrections	3,955,785	3,584,062	10,997,138	10,708,144
GEO Care	438,999	133,094	757,256	400,032
International Services	645,697	548,821	1,886,492	1,599,143

	5,040,481	4,265,977	13,640,886	12,707,319

Revenue Producing Beds
U.S. Corrections	48,477	42,088	48,477	42,088
GEO Care	7,719	1,516	7,719	1,516
International Services	7,147	6,031	7,147	6,031

	63,343	49,635	63,343	49,635

Average Occupancy
U.S. Corrections	93.9%	93.6%	94.3%	94.0%
GEO Care	92.4%	96.5%	92.9%	96.7%
International Services	100.0%	100.0%	100.0%	100.0%

	94.5%	94.5%	94.9%	94.8%
U.S. Corrections
For the third quarter of 2010, U.S. Corrections revenue increased by approximately $28.1 million year-over-year. This revenue increase was primarily driven by GEO’s merger with Cornell Companies, which added approximately $29.8 million in revenues from the integration of Cornell’s correctional and detention facilities, which were offset by the transition of managed-only contracts for the Graceville Correctional Facility and the Moore Haven Correctional Facility in Florida and the Bridgeport Correctional Center and South Texas Intermediate Sanction Facility in Texas.
GEO Care
For the third quarter of 2010, GEO Care revenue increased by approximately $30.3 million year-over-year. This revenue increase was primarily driven by GEO’s merger with Cornell Companies, which added approximately $23.8 million in revenues from the integration of Cornell’s Community Based and Youth Services facilities under GEO Care, and by the acquisition of the 354-bed Columbia Regional Care Center in South Carolina in the fourth quarter of 2009.
International Services
For the third quarter of 2010, International Services revenue increased by approximately $10.9 million year-over-year driven by the activation of the Parklea Correctional Centre in Australia; the opening of a 360-bed expansion at the Harmondsworth Immigration Removal Centre in the United Kingdom; and positive foreign exchange rate fluctuations.
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Contact: Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE
Adjusted EBITDA
Third quarter 2010 Adjusted EBITDA increased to $61.7 million from $46.7 million in the third quarter of 2009. For the first nine months of 2010, Adjusted EBITDA increased to $151.8 million from $130.7 million for the first nine months of 2009. Please see the section of this press release below entitled “Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines Adjusted EBITDA. The following table presents a reconciliation from Adjusted EBITDA to GAAP Net income for the third quarter and the first nine months of 2010 and 2009.
Table 3. Reconciliation from Adjusted EBITDA to GAAP Net Income

	13 Weeks Ended	13 Weeks Ended	39 Weeks Ended	39 Weeks Ended
(In thousands)	3-Oct-10	27-Sep-09	3-Oct-10	27-Sep-09
Net income	$5,010	$19,302	$39,743	$50,603
Interest expense, net	10,183	5,309	23,730	16,978
Income tax provision	7,547	11,510	28,560	30,374
Depreciation and amortization	13,384	9,616	32,096	29,062

EBITDA	$36,124	$45,737	$124,129	$127,017

Adjustments, pre-tax
Net (income) loss attributable to non-controlling interests	271	(44)	227	(129)
Discontinued operations, (income) loss	—	—	—	562
Start-up/transition expenses	3,812	1,034	3,812	2,785
International bid and proposal expenses	—	—	—	499
Cornell Merger-related expenses	13,544	—	15,688	—
Loss on Extinguishment of Debt	7,933	—	7,933	—

Adjusted EBITDA	$61,684	$46,727	$151,789	$130,734

Adjusted Funds from Operations
Adjusted Funds from Operations for the third quarter of 2010 increased to $39.0 million compared to $31.1 million for the third quarter of 2009. For the first nine months of 2010, Adjusted Funds from Operations increased to $93.2 million from $84.0 million for the first nine months of 2009.
Please see the section of this press release below entitled “Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines Adjusted Funds from Operations. The following table presents a reconciliation from Adjusted Funds from Operations to GAAP income from continuing operations for the third quarter and the first nine months of 2010 and 2009.
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Contact: Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE
Table 4. Reconciliation of Adjusted Funds from Operations to GAAP Income from Continuing Operations

	13 Weeks Ended	13 Weeks Ended	39 Weeks Ended	39 Weeks Ended
(In thousands)	3-Oct-10	27-Sep-09	3-Oct-10	27-Sep-09
Income from Continuing Operations	$5,010	$19,302	$39,743	$50,949
Net (income) loss attributable to non-controlling interests	271	(44)	227	(129)
Depreciation and Amortization	13,384	9,616	32,096	29,062
Income Tax Provision	7,547	11,510	28,560	30,374
Income Taxes Paid	(5,523)	(7,551)	(24,851)	(23,963)
Stock Based Compensation	1,167	976	3,533	3,357
Maintenance Capital Expenditures	(4,002)	(3,000)	(10,292)	(6,679)
Equity in Earnings of Affiliates, Net of Income Tax	(1,149)	(904)	(2,868)	(2,407)
Amortization of Debt Costs and Other Non-Cash Interest	856	1,167	3,398	3,471
Cornell Merger-related expenses	13,544	—	15,688	—
Loss on Extinguishment of Debt	7,933	—	7,933	—

Adjusted Funds from Operations	$39,038	$31,072	$93,167	$84,035

Stock Repurchase Program
On February 22, 2010, GEO’s Board of Directors approved a stock repurchase program of up to $80.0 million of GEO’s common stock effective through March 31, 2011. Through the end of the third quarter 2010, GEO had repurchased approximately 4.0 million shares of its common stock through open-market transactions for approximately $80.0 million. GEO has approximately 65.0 million diluted shares outstanding.
Merger with Cornell Companies, Inc.
On August 12, 2010, GEO merged with Cornell Companies. Following the merger, GEO now manages and/or owns 78,000 beds at 116 correctional, detention and residential treatment facilities.
The merger is expected to increase GEO’s total annualized revenues by approximately $400 million to approximately $1.5 billion. The merger is expected to generate annual cost synergies of $12.0 million-$15.0 million. As previously disclosed, GEO expects the merger to have a neutral impact on its pro forma 2010 earnings per share excluding one-time transaction-related expenses and to become accretive to pro forma earnings in 2011.
Increased 2010 Financial Guidance
GEO has increased its earnings guidance for 2010. GEO has increased its full-year 2010 earnings to a pro forma range of $1.48 to $1.50 per diluted share, exclusive of $0.04 per diluted share in after-tax start-up/transition expenses. GEO expects 2010 total revenues to be in the range of $1.26 billion to $1.27 billion, including $22.0 million in construction revenues and approximately $154.0 million in revenues from Cornell. GEO’s updated full-year guidance excludes $27 million to $28 million in pre-tax one-time transaction-related expenses related to the merger with Cornell.
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Contact: Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE
For the fourth quarter 2010, GEO increased its total revenue guidance to a range of $370 million to $375 million with no construction revenues and approximately $100.0 million in revenues from Cornell. GEO increased its fourth quarter earnings guidance to a pro forma range of $0.38 to $0.40 per diluted share. GEO’s fourth quarter guidance excludes $3.0 million to $4.0 million in pre-tax one-time transaction-related expenses related to the merger with Cornell.
Conference Call Information
GEO has scheduled a conference call and simultaneous webcast at 11:00 AM (Eastern Time) on November 5, 2010 to discuss GEO’s third quarter 2010 financial results as well as its progress and outlook. The call-in number for the U.S. is 1-866-770-7051 and the international call-in number is 1-617-213-8064. The participant pass-code for the conference call is 83405214. In addition, a live audio webcast of the conference call may be accessed on the Conference Calls/Webcasts section of GEO’s investor relations home page at www.geogroup.com. A replay of the audio webcast will be available on the website for one year. A telephonic replay of the conference call will be available until December 5, 2010 at 1-888-286-8010 (U.S.) and 1-617-801-6888 (International). The pass-code for the telephonic replay is 12671750.
About The GEO Group, Inc.
The GEO Group is a world leader in the delivery of correctional, detention, and residential treatment services to federal, state, and local government agencies around the globe. GEO offers a turnkey approach that includes design, construction, financing, and operations. GEO represents government clients in the United States, Australia, South Africa, and the United Kingdom. GEO’s worldwide operations include the management and/or ownership of approximately 78,000 beds at 116 correctional, detention and residential treatment facilities, including projects under development.
Important Information on GEO’s Non-GAAP Financial Measures
Pro Forma Income From Continuing Operations, Adjusted EBITDA and Adjusted Funds From Operations are non-GAAP financial measures that are presented as supplemental disclosures.
Pro Forma Income From Continuing Operations is defined as income from continuing operations adjusted for net (income) loss attributable to non-controlling interest, start-up/transition expenses, international bid and proposal expenses, Cornell-merger related expenses, net of tax, and loss on extinguishment of debt. GEO believes that Pro Forma Income From Continuing Operations is useful to investors as it provides information about the performance of GEO’s overall business because such measure eliminates the effects of unusual or non-recurring charges that are not directly attributable to GEO’s underlying operating performance, it provides disclosure on the same basis as that used by GEO’s management and it provides consistency in GEO’s financial reporting and therefore continuity to investors for comparability purposes. GEO’s management uses Pro Forma Income From Continuing Operations to monitor and evaluate its operating performance and to facilitate internal and external comparisons of the historical operating performance of GEO and its business units.
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Contact: Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE
Adjusted EBITDA is defined as net income before net interest expense, income tax and depreciation and amortization, adjusted for net (income) loss attributable to non-controlling interest, discontinued operations, start-up/transition expenses, international bid and proposal expenses, Cornell-merger related expenses, and loss on extinguishment on debt. GEO believes that Adjusted EBITDA is useful to investors as it provides information about the performance of GEO’s overall business because such measure eliminates the effects of unusual or non-recurring charges that are not directly attributable to GEO’s underlying operating performance, it provides disclosure on the same basis as that used by GEO’s management and it provides consistency in GEO’s financial reporting and therefore continuity to investors for comparability purposes. GEO’s management uses Adjusted EBITDA to monitor and evaluate its operating performance and to facilitate internal and external comparisons of the historical operating performance of GEO and its business units.
Adjusted Funds From Operations is defined as income from continuing operations excluding depreciation and amortization, income taxes, stock-based compensation, maintenance capital expenditures, equity in earnings of affiliates and amortization of debt costs and other non-cash interest. GEO believes that Adjusted Funds From Operations is useful to investors as it provides information regarding cash that GEO’s operating business generates before taking into account certain cash and non-cash items that are non-operational or infrequent in nature, it provides disclosure on the same basis as that used by GEO’s management and it provides consistency in GEO’s financial reporting and therefore continuity to investors for comparability purposes. GEO’s management uses Adjusted Funds From Operations to monitor and evaluate its operating performance and to facilitate internal and external comparisons of the historical operating performance of GEO and its business units.
A reconciliation of these non-GAAP measures to the most directly comparable GAAP measurements of these items is included in Tables 1, 3 and 4, respectively.
Safe-Harbor Statement
This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially affect actual results, including statements regarding estimated earnings, revenues, costs, and cost synergies, our ability to maintain growth and strengthen contract relationships, and our ability to meet the increasing demand for correctional, detention, and residential treatment services, and long-term growth prospects in our industry. Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its financial guidance for 2010 given the various risks to which its business is exposed; (2) GEO’s ability to successfully pursue further growth and continue to enhance shareholder value; (3) the risk that the Cornell business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; (4) the risk that the expected increased revenues resulting from the acquisition of Cornell may not be fully realized or may take longer to realize than expected; (5) the risk that the cost synergies from the transaction may not be fully realized or may take longer to realize than expected; (6) any difficulties encountered in maintaining relationships with customers, employees or suppliers as a result of the transaction with Cornell; (7) GEO’s ability to access the capital markets in the future on satisfactory terms or at all; (8) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (9) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (10) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (11) GEO’s ability to obtain future financing on acceptable terms; (12) GEO’s ability to sustain company-wide occupancy rates at its facilities; and (13) other factors contained in GEO’s Securities and Exchange Commission filings, including the forms 10-K, 10-Q and 8-K reports.

Contact: Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE
Third quarter and first nine months of 2010 financial tables to follow:
THE GEO GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THIRTEEN AND THIRTY-NINE WEEKS ENDED
OCTOBER 3, 2010 AND SEPTEMBER 27, 2009
(In thousands, except per share data)
(UNAUDITED)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	October 3, 2010	September 27, 2009	October 3, 2010	September 27, 2009
Revenues	$327,933	$294,865	$895,570	$830,305
Operating expenses	251,100	234,347	694,348	655,413
Depreciation and amortization	13,384	9,616	32,096	29,062
General and administrative expenses	33,925	15,685	72,028	49,936

Operating income	29,524	35,217	97,098	95,894
Interest income	1,734	1,224	4,448	3,520
Interest expense	(11,917)	(6,533)	(28,178)	(20,498)
Loss on extinguishment of debt	(7,933)	—	(7,933)	—

Income before income taxes, equity in earnings of affiliate and discontinued operations	11,408	29,908	65,435	78,916
Provision for income taxes	7,547	11,510	28,560	30,374
Equity in earnings of affiliate, net of income tax provision of $449, $352, $1,672 and $936	1,149	904	2,868	2,407

Income from continuing operations	5,010	19,302	39,743	50,949
Loss from discontinued operations, net of tax provision (benefit) of $0, $0, $0 and $(216)	—	—	—	(346)

Net income	$5,010	$19,302	$39,743	$50,603

Net (income) loss attributable to noncontrolling interests	271	(44)	227	(129)

Net income attributable to The GEO Group Inc.	$5,281	$19,258	$39,970	$50,474

Weighted-average common shares outstanding:
Basic	57,799	50,900	52,428	50,800

Diluted	58,198	51,950	53,044	51,847

Income per common share attributable to The GEO Group Inc.:
Basic:
Income from continuing operations	$0.09	$0.38	$0.76	$1.00
Income from discontinued operations	—	—	—	(0.01)

Net income per share-basic	$0.09	$0.38	$0.76	$0.99

Diluted:
Income from continuing operations	$0.09	$0.37	$0.75	$0.98
Loss from discontinued operations	—	—	—	(0.01)

Net income per share-diluted	$0.09	$0.37	$0.75	$0.97

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Contact: Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE
THE GEO GROUP, INC.
CONSOLIDATED BALANCE SHEETS
OCTOBER 3, 2010 AND JANUARY 3, 2010
(In thousands, except share data)

	October 3, 2010	January 3, 2010
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$53,766	$33,856
Restricted cash and investments	40,180	13,313
Accounts receivable, less allowance for doubtful accounts of $5,605 and $429	261,683	200,756
Deferred income tax asset, net	31,195	17,020
Other current assets	21,443	14,689

Total current assets	408,267	279,634

Restricted Cash and Investments	39,766	20,755
Property and Equipment, Net	1,498,886	998,560
Assets Held for Sale	4,348	4,348
Direct Finance Lease Receivable	36,835	37,162
Goodwill	244,568	40,090
Intangible Assets, Net	92,342	17,579
Other Non-Current Assets	64,948	49,690

	$2,389,960	$1,447,818

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$66,799	$51,856
Accrued payroll and related taxes	43,690	25,209
Accrued expenses	119,323	80,759
Current portion of capital lease obligations, long-term debt and non-recourse debt	41,173	19,624

Total current liabilities	270,985	177,448

Deferred Income Tax Liability	51,069	7,060
Other Non-Current Liabilities	50,996	33,142
Capital Lease Obligations	13,888	14,419
Long-Term Debt	802,506	453,860
Non-Recourse Debt	191,603	96,791
Total Shareholders’ Equity	1,008,913	665,098

	$2,389,960	$1,447,818

- End -

Contact: Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations